Exhibit 99.1

SYSTEMAX REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

PORT WASHINGTON, NY, August 4, 2015 – Systemax Inc. (NYSE: SYX) today announced financial results for the second quarter ended June 30, 2015.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended June 30,		Six Months Ended June 30,
GAAP Results	2015	2014	2015	2014
Net sales	$740.0	$831.1	$1,525.8	$1,704.5
Gross profit	$111.5	$123.3	$219.3	$251.2
Gross margin	15.1%	14.8%	14.4%	14.7%
Operating income (loss)	$(28.5)	$(5.4)	$(48.0)	$(6.7)
Operating margin	(3.9)%	(0.6)%	(3.1)%	(0.4)%
Net income (loss)	$(28.4)	$(6.2)	$(57.0)	$(9.2)
Diluted net income (loss) per share	$(0.77)	$(0.17)	$(1.54)	$(0.25)
Non-GAAP Results*
Net same store sales	$734.7	$769.1	$1,448.1	$1,552.9
Adjusted operating income (loss)	$2.2	$1.7	$(6.0)	$4.2
Adjusted operating margin	0.3%	0.2%	(0.4)%	0.3%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.  Net same store sales exclude the impact of acquisitions, currency fluctuation, and the closed retail stores in the NATG Segment

Second Quarter 2015 Financial Summary:

●	Consolidated sales declined 11.0% to $740.0 million in U.S. dollars. On a constant currency basis, excluding both the June 2014 acquisition of SCC Services BV in the Netherlands (renamed Misco Solutions) and the January 2015 acquisition of the Plant Equipment Group (P.E.G.) in North America, and excluding the sales of closed retail stores, sales declined 2.9%.
●	Industrial Product Group sales grew 27.3% to $180.9 million in U.S. dollars. On a constant currency basis and excluding P.E.G., sales grew 10.0%.
●	EMEA Technology Group sales declined 8.8% to $252.6 million in U.S. dollars. On a constant currency basis and excluding Misco Solutions, sales increased 0.6%.
●	North America Technology Group (NATG) sales declined 25.7% to $305.1 million in U.S. dollars. On a constant currency basis and excluding the sales of closed retail stores, sales declined 11.5%.
●	Non-GAAP adjusted operating income was $2.2 million compared to income of $1.7 million last year. Excluding Misco Solutions and P.E.G., non-GAAP operating results would have been income of $1.8 million. GAAP operating loss was $28.5 million compared to a loss of $5.4 million last year.

●	Non-GAAP diluted net income per share was $0.06. GAAP diluted net loss per share was $(0.77).

Six Month 2015 Financial Summary:

●	Consolidated sales declined 10.5% to $1.5 billion in U.S. dollars. On a constant currency basis, excluding both the June 2014 acquisition of Misco Solutions and the January 2015 acquisition of P.E.G., and excluding the sales of closed retail stores, sales declined 6.3%.
●	Industrial Product Group sales grew 25.3% to $339.8 million in U.S. dollars. On a constant currency basis and excluding P.E.G., sales grew 10.4%.
●	EMEA Technology Group sales declined 12.5% to $525.2 million in U.S. dollars. On a constant currency basis and excluding Misco Solutions, sales declined 5.0%.
●	NATG sales declined 20.8% to $657.9 million in U.S. dollars. On a constant currency basis and excluding the sales of closed retail stores, sales declined 14.4%.
●	Non-GAAP operating loss was $6.0 million compared to income of $4.2 million last year. Excluding Misco Solutions and P.E.G., non-GAAP operating results would have been a loss of $6.7 million. GAAP operating loss was $48.0 million compared to a loss of $6.7 million last year.
●	Non-GAAP diluted net loss per share was $(0.21). GAAP diluted net loss per share was $(1.54).

Richard Leeds, Chairman and Chief Executive Officer, said, “Our results reflect another quarter of strong performance from our Industrial Products group, modest improvement in the EMEA Technology group’s operations, and the impact of the restructuring in the North American Technology business.  Industrial continues to benefit from solid organic growth and the acquisition of P.E.G which we are integrating into our operations.  In EMEA Technology, our France operations had another strong quarter of double digit growth and most of our markets showed modest bottom line improvement, which was partially offset by continued softness in the U.K.  At the end of the quarter we made an EMEA leadership change and are optimistic about our progress in turning around our U.K. business.  In North American Technology, we are making progress in the repositioning of the business.  We have successfully completed our retail store liquidation and the restructuring of our distribution network, which resulted in a substantial one-time charge in the quarter.  As anticipated, sales declined due to the exit of retail.  The disruption of this major restructuring and information technology system changes also impacted the overall business; however, we believe our focus on the B2B customer remains the right direction for this business.”

“As we enter the second half of the year we are focused on improving the performance of all three of our business units.  We continue to broaden our solutions and services offering, bringing enhanced value to our customers.  We believe these efforts will allow us to strengthen our competitive position and deepen our customer relationships.  Our cash position remains strong and our efforts to optimize our operations continue.  We are making prudent investments to support our growth and position us for the future,” Leeds concluded.

In the second quarter of 2015, the Company recorded one time exit and severance costs of $28.8 million as a result of its strategic decision announced on March 10, 2015 to accelerate its B2B focus in its North America Technology business and exit substantially all of its retail store operations.  These exit costs include $26.8 million recorded in special charges within SG&A and $2.0 million in retail inventory reserves and foregone gross profit recorded within cost of goods sold related to inventory liquidations at retail.  The Company has incurred approximately $36.8 million in exit costs related to this restructuring in 2015.

At the end of the second quarter of 2015, the Company had working capital of over $260 million, cash and cash equivalents of $144.0 million, and availability under its credit facility of $102.4 million.  Short and long-term debt totaled approximately $2.4 million at June 30, 2015.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its second quarter 2015 results today, August 4, 2015 at 5:00 p.m. Eastern Time.  A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites, and relationship marketers in North America and Europe. The primary brands are Global Industrial, C&H, MISCO, Inmac Wstore and TigerDirect.

Forward Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from the retail store consumer electronics business and the focusing of our NA Technology Group operations on B2B customers, financing needs, compliance with financial covenants in loan agreements, the timely implementation of technology systems discussed below, fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, plans for acquisition or sale of assets or businesses and consolidation of operations of newly acquired businesses, including our recent acquisitions of SCC/Misco Solutions in the Netherlands and of Plant Equipment Group in the US, and plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our ability to timely and efficiently exit the retail store consumer electronics business and to invest in and expand our NA Technology Group B2B electronics business; our ability to timely and efficiently integrate acquired businesses, such as our recent acquisitions of SCC/Misco Solutions in the Netherlands and of Plant Equipment Group in the US; the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays, particularly as we continue to transition certain functions from our existing platforms to a new platform specifically developed for our needs, have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; general economic conditions, such as decreased consumer confidence and spending  have contributed to our recent failure to achieve our historical sales growth rates and profit levels and could continue to impact our business; technological change, such as the integration of formerly separate products (for instance, cameras and GPS devices into cellular phones) and the effect of increased tablet sales on sales of PCs and laptop computers, have had and can continue to have a material effect on our product mix and results of operations; sales tax laws or government enforcement priorities may be changed which could result in ecommerce and direct mail retailers having to collect sales taxes in states where the current laws and interpretations do not require us to do so; our substantial international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, political uncertainty and the management of our expanding international operations infrastructure, effectively implement distribution logistics initiatives in Europe; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

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Supplemental Channel Sales and Business Unit Summary

Supplemental Channel Sales Summary (in millions)
Channel	Quarter Ended June 30,					Six Months Ended June 30,
	2015	% of Sales	Change y/y	2014	% of Sales	2015	% of Sales	Change y/y	2014	% of Sales
Industrial Products	$180.9	24.5%	27.3%	$142.1	17.1%	$339.8	22.3%	25.3%	$271.2	15.9%
Technology Products – EMEA	$252.6	34.1%	(8.8)%	$277.1	33.3%	$525.2	34.4%	(12.5)%	$600.1	35.2%
Technology Products – NA	$305.1	41.2%	(25.7)%	$410.5	49.4%	$657.9	43.1%	(20.8)%	$830.3	48.7%
Corporate and Other	$1.4	0.2%	0.0%	$1.4	0.2%	$2.9	0.2%	0.0%	$2.9	0.2%
Consolidated Sales	$740.0	100.0%	(11.0)%	$831.1	100.0%	$1,525.8	100.0%	(10.5)%	$1,704.5	100.0%

Supplemental Business Unit Operating Results Summary (in millions)
GAAP Operating Income (Loss)
Business Unit	Quarter Ended June 30,				Six Months Ended June 30,
	2015	Margin	2014	Margin	2015	Margin	2014	Margin
Industrial Products	$14.0	7.7%	$12.4	8.7%	$23.7	7.0%	$22.1	8.1%
Technology Products – EMEA	$(1.6)	(0.6)%	$(7.8)	(2.8)%	$(6.4)	(1.2)%	$(6.2)	(1.0)%
Technology Products – NA	$(35.6)	(11.7)%	$(5.4)	(1.3)%	$(55.3)	(8.4)%	$(13.6)	(1.6)%
Corporate and Other	$(5.3)	NM	$(4.6)	NM	$(10.0)	NM	$(9.0)	NM
Consolidated Operating Income (Loss)	$(28.5)	(3.9)%	$(5.4)	(0.6)%	$(48.0)	(3.1)%	$(6.7)	(0.4)%

Non-GAAP* Operating Income (Loss)
Industrial Products	$13.3	7.4%	$12.9	9.1%	$23.7	7.0%	$23.2	8.6%
Technology Products – EMEA	$(0.8)	(0.3)%	$(2.3)	(0.8)%	$(5.2)	(1.0)%	$1.3	0.2%
Technology Products – NA	$(5.1)	(1.7)%	$(4.5)	(1.1)%	$(14.9)	(2.3)%	$(11.8)	(1.4)%
Corporate and Other	$(5.2)	NM	$(4.4)	NM	$(9.6)	NM	$(8.5)	NM
Consolidated Operating Income (Loss)	$2.2	0.3%	$1.7	0.2%	$(6.0)	(0.4)%	$4.2	0.2%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.
Condensed Consolidated Statements of Operations - Unaudited
(In millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$740.0	$831.1	$1,525.8	$1,704.5
Cost of sales	628.5	707.8	1,306.5	1,453.3
Gross profit	111.5	123.3	219.3	251.2
Gross margin	15.1%	14.8%	14.4%	14.7%
Selling, general and administrative expenses	111.5	122.7	233.5	249.5
Special charges	28.5	6.0	33.8	8.4
Operating income (loss)	(28.5)	(5.4)	(48.0)	(6.7)
Operating margin	(3.9)%	(0.6)%	(3.1)%	(0.4)%
Interest and other expense, net	(1.2)	1.3	6.2	2.1
Income (loss) before income taxes	(27.3)	(6.7)	(54.2)	(8.8)
Provision for (benefit from) income taxes	1.1	(0.5)	2.8	0.4
Net income (loss)	$(28.4)	$(6.2)	$(57.0)	$(9.2)
Net margin	(3.8)%	(0.7)%	(3.7)%	(0.5)%

Net income (loss) per common share:
Basic	$(0.77)	$(0.17)	$(1.54)	$(0.25)
Diluted	$(0.77)	$(0.17)	$(1.54)	$(0.25)

Weighted average common and common equivalent shares:
Basic	37.1	37.1	37.1	37.0
Diluted	37.1	37.1	37.1	37.0

SYSTEMAX INC.
Condensed Consolidated Balance Sheets
(In millions)

	June 30,	December 31,
	2015 (Unaudited)	2014
Current assets:
Cash and cash equivalents	$144.0	$165.0
Accounts receivable, net	320.4	355.5
Inventories	250.2	289.9
Prepaid expenses and other current assets	19.0	17.6
Total current assets	733.6	828.0
Property, plant and equipment, net	39.7	41.2
Goodwill, intangibles and other assets	32.0	25.7
Total assets	$805.3	$894.9

Current liabilities:
Short-term debt	$1.7	$2.7
Accounts payable and accrued expenses	471.1	513.2
Total current liabilities	472.8	515.9
Long-term debt	0.7	0.9
Other liabilities	30.1	18.5
Shareholders’ equity	301.7	359.6
Total liabilities and shareholders’ equity	$805.3	$894.9

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on June 27, 2015. The second quarters of both 2015 and 2014 included 13 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss) Unaudited /(In millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Industrial Products	$14.0	$12.4	$23.7	$22.1
Technology Products - EMEA	(1.6)	(7.8)	(6.4)	(6.2)
Technology Products - NA	(35.6)	(5.4)	(55.3)	(13.6)
Corporate and Other	(5.3)	(4.6)	(10.0)	(9.0)
GAAP operating income (loss)	(28.5)	(5.4)	(48.0)	(6.7)
Non-GAAP adjustments:
Industrial Products:
Integration Costs	0.0	0.0	0.4	0.0
Intangible asset amortization	0.1	0.0	0.1	0.0
Stock based and other special compensation(1)	(0.8)	0.5	(0.5)	1.1
Total Non-GAAP Adjustments – Industrial Products	(0.7)	0.5	(0.0)	1.1

Technology Products - EMEA:
Severance and other reorganization related charges(2)	0.7	5.3	0.7	7.0
Asset Impairment Charges	0.0	0.0	0.3	0.0
Stock based compensation	0.0	0.0	0.0	0.1
Intangible asset amortization	0.1	0.2	0.2	0.4
Total Non-GAAP Adjustments: Technology Products EMEA	0.8	5.5	1.2	7.5

Technology Products - NA:
Severance and other reorganization related charges (3)	28.8	0.4	36.8	0.8
Asset Impairment Charges	0.6	0.0	0.9	0.0
Investigation Costs(4)	1.1	0.4	2.7	0.6
Stock Based Compensation	0.0	0.1	0.0	0.1
Intangible asset amortization	0.0	0.0	0.0	0.3
Total Non-GAAP Adjustments : Technology Products NA	30.5	0.9	40.4	1.8

Corporate and Other:
Stock based compensation	0.1	0.2	0.4	0.5
Total Non-GAAP Adjustments: Corporate and Other	0.1	0.2	0.4	0.5

Industrial Products	13.3	12.9	23.7	23.2
Technology Products- EMEA	(0.8)	(2.3)	(5.2)	1.3
Technology Products- NA	(5.1)	(4.5)	(14.9)	(11.8)
Corporate and Other	(5.2)	(4.4)	(9.6)	(8.5)
Non-GAAP operating income (loss)	$2.2	$1.7	$(6.0)	$4.2

(1)	Includes expense from stock options, restricted stock grants and a benefit recorded in the quarter related to special compensation arrangement for a business unit leader.
(2)	Includes 0.$7M in costs associated with the previously disclosed exit of the CEO of EMEA Tech Operations
(3)	Second quarter 2015 includes $24.2M in lease related exit costs, $2.0M in foregone profit during the inventory liquidation process, $1.8M in consulting expense, and $0.8M in severance expense.
(4)	Includes legal costs related to the investigation, settlement, prosecution, and restitution proceedings related to the Fiorentinos; and professional costs related to the investigation being conducted at the request of the US Attorney for the Southern District of Florida.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) – Unaudited
(In millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP
Net income (loss)	$(28.4)	$(6.2)	$(57.0)	$(9.2)
Provision for (benefit from) income taxes	1.1	(0.5)	2.8	0.4
Income (loss) before income taxes	(27.3)	(6.7)	(54.2)	(8.8)
Interest and other expense, net	(1.2)	1.3	6.2	2.1
Operating income (loss)	(28.5)	(5.4)	(48.0)	(6.7)

Non-GAAP
Non-recurring adjustments	31.2	6.1	41.8	8.4
Recurring adjustments	(0.5)	1.0	0.2	2.5
Adjusted operating income (loss)	2.2	1.7	(6.0)	4.2
Interest and other expense, net	(1.2)	1.3	6.2	2.1
Income (loss) before income taxes	3.4	0.4	(12.2)	2.1
Normalized provision for (benefit from) income taxes	1.2	0.1	(4.3)	0.7
Normalized effective tax rate(1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income (loss)	$2.2	$0.3	$(7.9)	$1.4

GAAP diluted net income (loss) per share	$(0.77)	$(0.17)	$(1.54)	$(0.25)
Non-GAAP diluted net income (loss) per share	$0.06	$0.01	$(0.21)	$0.04

(1)	Effective tax rate of 35% used in all periods.